Exhibit (d)(9)

UNIT AGREEMENT

among

NEW YORK COMMUNITY BANCORP, INC.

NEW YORK COMMUNITY CAPITAL TRUST V

and

WILMINGTON TRUST COMPANY,

as Warrant Agent

WILMINGTON TRUST COMPANY,

as Property Trustee

WILMINGTON TRUST COMPANY,

as Unit Agent

Dated as of November 4, 2002

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

EXHIBIT A Form of Certificate

EXHIBIT B Instruction to Disregard Remarketing

EXHIBIT C Notice of Electing Remarketing Holder

EXHIBIT D Notice of Change of Control Redemption Election

EXHIBIT E Notice of Change of Control Exchange and Repurchase

iii

UNIT AGREEMENT, dated as of November 4, 2002 among New York Community Bancorp, Inc., a Delaware corporation (the “Company”), New York Community Capital Trust V, a Delaware statutory trust (the “Trust”), Wilmington Trust Company, as Property Trustee for the Trust, Wilmington Trust Company, as Warrant Agent, and Wilmington Trust Company, acting as unit agent for the Holders of the Units from time to time (the “Unit Agent”).

WHEREAS, the Issuers desire to issue Bifurcated Option Note Unit SecuritiESSM (BONUSESSM ) consisting of:

(i) Preferred Securities (stated liquidation amount $50.00 per preferred security) issued by the Trust pursuant to the Declaration and guaranteed (such guarantee, the “Guarantee” and, together with the Preferred Securities, the “Trust Securities”) by the Company, to the extent set forth in the Guarantee Agreement; and

(ii) Warrants issued by the Company pursuant to the Warrant Agreement;

WHEREAS, concurrently with the issuance of the Trust Securities, the Trust will invest the proceeds thereof (together with the proceeds of the issuance to the Company of the common securities of the Trust) in Debentures;

WHEREAS the Issuers have duly authorized the execution and delivery of this Unit Agreement and the Certificates evidencing the Units;

WHEREAS, all things necessary to make the Preferred Securities, when the Certificates are executed by the Trust and authenticated and delivered by the Unit Agent, as provided in this Unit Agreement, the valid obligations of the Trust, and to constitute these presents a valid agreement of the Trust, in accordance with its terms, have been done; and

WHEREAS, all things necessary to make the Warrants and the Debentures, when the Certificates are executed by the Company and authenticated and delivered by the Unit Agent, as provided in this Unit Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATIONS

Section 1.1. Definitions.

For all purposes of this Unit Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used in this Unit Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b) a term defined anywhere in this Unit Agreement has the same meaning throughout;

(c) all references to “this Unit Agreement” are to this Unit Agreement as modified, supplemented or amended from time to time;

(d) all references in this Unit Agreement to Articles, Sections and Exhibits are to Articles and Sections of and Exhibits to this Unit Agreement unless otherwise specified;

(e) a term defined in the Trust Indenture Act has the same meaning when used in this Unit Agreement unless otherwise defined in this Unit Agreement; and

(f) a reference to the singular includes the plural and vice versa, and a reference to any masculine form of a term includes the feminine form of such term, as applicable.

“Accreted Value” has the meaning set forth in the Declaration.

“Act,” when used with respect to any Holder, has the meaning set forth in Section 1.4.

“Action Expiration Date” has the meaning set forth in Section 1.4(e).

“Affiliate” has the meaning set forth in the Declaration.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in the Global Units, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Code” means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

“Beneficial Owner” means, with respect to a Global Unit, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Unit Agent.

“Book-Entry Interest” means a beneficial interest in a Global Unit, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.7.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in (i) the Borough of Manhattan in The City of New York, or (ii) Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

“Calculation Agent” means Wilmington Trust Company, solely as calculation agent under the Calculation Agreement, and any successor thereto.

“Calculation Agreement” means the Calculation Agency Agreement dated as of November 4, 2002 between the Company and the Calculation Agent, as amended, supplemented or replaced from time to time in accordance with its terms.

“Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Units specified on such Certificate, substantially in the form of Exhibit A hereto.

“Change of Control” has the meaning set forth in the Declaration.

“Change of Control Notice Date” has the meaning set forth in Section 5.3.

“Change of Control Redemption Right” has the meaning set forth in Section 5.3.

“Change of Control Repurchase Right” has the meaning set forth in Section 5.3.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17 A of the Exchange Act that is acting as a depositary for the Units and in whose name, or in the name of a nominee of that organization, shall be registered a Global Unit and which shall undertake to effect book-entry transfers and pledges of the Units.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Company” means New York Community Bancorp, Inc., a Delaware corporation, until there shall be a successor thereto pursuant to the applicable provision of this Unit Agreement, and thereafter “Company” shall mean such successor.

“Corporate Trust Office” means the principal corporate trust office of the Unit Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Unit Agreement is located at Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Coupon Rate” means the percentage rate per annum at which each Debenture will bear interest initially which rate, on and after the Remarketing Date, will be the Reset Rate established in the Remarketing on the Remarketing Date.

“Debentures” means the 6.000% Junior Subordinated Deferrable Interest Debentures due November 1, 2051 to be issued by the Company pursuant to the Indenture.

“Declaration” means the Amended and Restated Declaration of Trust of the Trust, dated as of November 4, 2002, among the Company, as sponsor and the trustees named therein, as the same may be amended or supplemented from time to time in accordance with its terms.

“Definitive Certificates” means definitive, physical fully registered Certificates delivered in accordance with Section 3.10.

“Depositary” means DTC until another Clearing Agency becomes its successor.

“Distributions” has the meaning set forth in the Declaration.

“Distribution Date” has the meaning set forth in the Declaration.

“Distribution Rate” has the meaning set forth in Section 5.1.

“DTC” means The Depository Trust Company, the initial Clearing Agency, and any successor thereto.

“Electing Remarketing Holder” has the meaning set forth in Section 5.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation thereto, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in the Declaration.

“Exercise Price” has the meaning set forth in the Warrant Agreement.

“Expiration Date” has the meaning set forth in the Warrant Agreement.

“Global Unit” means a Certificate that evidences all or part of the Units and is registered in the name of a Clearing Agency or a nominee thereof.

“Guarantee” has the meaning assigned to it in the Recitals hereto.

“Guarantee Agreement” means the Guarantee Agreement, dated as of November 4, 2002, between the Company, as guarantor in respect of the Units, and the Guarantee Trustee, as amended or supplemented from time to time in accordance with its terms.

“Guarantee Trustee” means Wilmington Trust Company, solely as trustee under the Guarantee Agreement, or any successor thereto.

“Holder,” when used with respect to a Unit, means the Person in whose name the Unit evidenced by a Certificate is registered in the Register; provided, however, that in determining whether the Holders of the requisite number of Units have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Security remains in the form of one or more Global Units and if the Clearing Agency which is the holder of such Global Unit has sent an omnibus proxy assigning voting rights to the Clearing Agency Participants to whose accounts the Units are credited on the record date, the term “Holder” shall mean such Clearing Agency Participant identified to the Unit Agent in writing as such, acting at the direction of the Beneficial Owners.

“Indenture” means the Indenture, dated as of November 4, 2002, between the Company and the Indenture Trustee, as amended by the First Supplemental Indenture, dated as of November 4, 2002, as may be further amended and supplemented in accordance with its terms (including any provisions of the TIA that are deemed incorporated therein), pursuant to which the Debentures are to be issued.

“Indenture Event of Default” has the meaning set forth in the Declaration.

“Indenture Trustee” means Wilmington Trust Company, solely as trustee under the Indenture, or any successor thereto.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Company or the Trust by its President or a Vice Chair or a Senior Executive Vice President and by its Treasurer, its Secretary or an Assistant Secretary, and delivered to the Unit Agent.

“Issuers” is a collective reference to the Company and the Trust.

“Legal Cause Remarketing Event” has the meaning set forth in the Declaration.

“Maturity Remarketing Date” has the meaning set forth in the Declaration.

“Notice of Remarketing” means a notice of a Remarketing delivered pursuant to the Declaration.

“Officers’ Certificate” means, with respect to the Trust, a certificate signed by any Administrative Trustee and, with respect to the Company, a certificate signed by any two of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Unit Agent.

“Opinion of Counsel” means a written opinion of counsel, rendered by an independent law firm which shall be reasonably acceptable to the Unit Agent. An opinion of counsel may rely on certificates as to matters of fact.

“Optional Redemption Remarketing Event” has the meaning set forth in the Declaration.

“Outstanding Units,” with respect to any Unit means, as of the date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Unit Agreement, except:

(i) Units evidenced by Certificates theretofore cancelled by the Unit Agent or delivered to the Unit Agent for cancellation or deemed cancelled pursuant to the provisions of this Unit Agreement; and

(ii) Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Issuers and delivered pursuant to this Unit Agreement, other than any such Certificate in respect of which there shall have been presented to the Unit Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Unit evidenced by such Certificate are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Unit Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units which a Responsible Officer of the Unit Agent actually knows to be so owned shall be so disregarded. Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Unit Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

“Party” or “Parties” have the respective meanings given to them in Section 12.1.

“Payment Date” means each February 1, May 1, August 1 and November 1, commencing February 1, 2003.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

“Predecessor Certificate” of any particular Certificate means every previous Certificate evidencing all or a portion of the rights and obligations of the Issuers and the Holder under the Units evidenced thereby; and, for the purposes of this definition, any Certificate authenticated and delivered under Section 3.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Certificate shall be deemed to evidence the same rights and obligations of the Issuers and the Holder as the mutilated, destroyed, lost or stolen Certificate.

“Preferred Securities” means the Preferred Securities of the Trust, each having a stated liquidation amount of $50.00, representing preferred undivided beneficial ownership interests in the assets of the Trust.

“Property Trustee” means Wilmington Trust Company, solely as property trustee under the Declaration, or any successor thereto.

“Record Date” with respect to any Payment Date, means the Business Day immediately preceding such Payment Date.

“Register” and “Registrar” have the respective meanings given to them in Section 3.5.

“Remarketing” has the meaning set forth in the Declaration.

“Remarketing Agent” means the remarketing agent (or any successor remarketing agent) selected by the Company, which will initially be Salomon Smith Barney Inc.

“Remarketing Agreement” means a Remarketing Agreement to be entered into among the Company, the Trust and the Remarketing Agent with customary and typical terms and conditions at the time of execution thereof.

“Remarketing Date” has the meaning set forth in the Declaration.

“Remarketing Event” has the meaning set forth in the Declaration.

“Remarketing Settlement Date” has the meaning set forth in the Declaration.

“Required Repurchase Date” has the meaning set forth in the Declaration.

“Reset Rate” has the meaning set forth in the Declaration.

“Responsible Officer,” means, with respect to the Unit Agent, any officer within the Corporate Trust Office of the Unit Agent who shall have direct responsibility for the administration of this Unit Agreement, and also means, with respect to a particular matter hereunder, any other officer within the Corporate Trust Office of the Unit Agent to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Special Distribution Date” has the meaning set forth in the Declaration.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trust” means New York Community Capital Trust V, a statutory trust formed under the laws of the State of Delaware, or any successor thereto.

“Trust Enforcement Event” has the meaning set forth in the Declaration.

“Trust Securities” has the meaning set forth in the Recitals hereto.

“Unit” or “Units” means the collective rights and obligations of a Holder of a Certificate in respect of a Preferred Security (and the related Debenture) and a Warrant.

“Unit Agent” or “Agent” means the Person named as the “Unit Agent” in the first paragraph of this instrument, solely in such Unit Agent capacity, until a successor Unit Agent shall have become such pursuant to the applicable provisions of this Unit Agreement, and thereafter “Unit Agent” shall mean such Person.

“Unit Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Warrant” or “Warrants” means the Warrants issued by the Company pursuant to the Warrant Agreement representing the right to purchase Common Stock.

“Warrant Agent” means Wilmington Trust Company, solely as warrant agent under the Warrant Agreement, and any successor thereto.

“Warrant Agreement” means the Warrant Agreement, dated as of November 4, 2002, between the Company and the Warrant Agent, as amended or supplemented from time to time in accordance with its terms.

“Warrant Value” has the meaning set forth in the Warrant Agreement.

Section 1.2. Compliance Certificates and Opinions.

Except as otherwise expressly provided by this Unit Agreement, upon any application or request by the Company or the Trust, as applicable, to the Unit Agent to take any action in accordance with any provision of this Unit Agreement, the Company or the Trust, as applicable, shall furnish to the Unit Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with and, if requested by the Unit Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Unit Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Unit Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer stating that the information with respect to such factual matters is in the possession of an Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Unit Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Unit Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders personally or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Unit Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Unit Agreement and (subject to Section 7.1) conclusive in favor of the Unit Agent and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Unit Agent deems sufficient.

(c) The Holders of Units shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Unit Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Unit Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Units as proved by the Register, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Units , whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Action Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Action Expiration Date to be given to the Unit Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the Company may designate any date as the “Action Expiration Date” and from time to time may change the Action Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Action Expiration Date is given to the Unit Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, on or prior to the existing Action Expiration Date. If an Action Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Action Expiration Date with respect thereto, subject to its right to change the Action Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Action Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.5. Notices.

Any notice or communication is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Unit Agent only upon receipt thereof:

If to the Unit Agent:

Wilmington Trust Company, as Agent

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Telecopier No.: (302) 636-4140

Attention: Corporate Trust Administration

If to the Company:

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

Telecopier No.: (516) 683-8385

Attention: Chief Executive Officer

If to the Trust:

New York Community Capital Trust V, c/o New York Community Bancorp. Inc.

615 Merrick Avenue

Westbury, New York 11590

Telecopier No.: (516) 683-8385

Attention: Joseph Ficalora, Administrative Trustee, c/o Chief Executive Officer of New York Community Bancorp, Inc.

If to the Warrant Agent:

Wilmington Trust Company, as Warrant Agent

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Telecopier No.: (302) 636-4140

Attention: Corporate Trust Administration

If to the Property Trustee:

Wilmington Trust Company, as Property Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Telecopier No.: (302) 636-4140

Attention: Corporate Trust Administration

If to the Indenture Trustee:

Wilmington Trust Company, as Indenture Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Telecopier No.: (302) 636-4140

Attention: Corporate Trust Administration

Section 1.6. Notice to Holders; Waiver.

Where this Unit Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Unit Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Unit Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Unit Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.7. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8. Successors and Assigns.

All covenants and agreements in this Unit Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.9. Separability Clause.

In case any provision in this Unit Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Agreement.

Nothing in this Unit Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Unit Agreement. The Holders from time to time shall be beneficiaries of this Unit Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11. Governing Law.

This Agreement and the Units shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Section 1.12. Legal Holidays.

In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Unit Agreement or the Certificates) payment of any amounts otherwise payable on such date shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable for the period from and after any such Payment Date, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

Section 1.13. Counterparts.

This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14. Inspection of Agreement.

A copy of this Unit Agreement shall be available at all reasonable times, upon written request and reasonable advance notice to the Unit Agent, during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner identified to the Unit Agent in writing as such.

ARTICLE II

CERTIFICATE FORMS

Section 2.1. Forms of Certificates Generally; Legends.

(a) Each Unit will consist of one Preferred Security and one Warrant. The Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Unit Agreement, as evidenced by their execution thereof.

(b) Every Global Unit authenticated, executed and delivered hereunder shall bear a legend in substantially the following form:

“THIS CERTIFICATE IS A GLOBAL UNIT WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR SUCH NOMINEE) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF SUCH DEPOSITARY OR SUCH A NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE UNIT AGREEMENT.”

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE TO NEW YORK COMMUNITY BANCORP, INC., NEW YORK COMMUNITY CAPITAL TRUST V OR THEIR RESPECTIVE AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE), AND EXCEPT AS OTHERWISE PROVIDED IN THE UNIT AGREEMENT ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Every Certificate (whether a Global Unit or a Definitive Certificate) representing a Unit shall bear a legend to the following effect:

“THE CONSTITUENT COMPONENTS OF THIS UNIT MUST BE SEPARATED PRIOR TO TRANSFER (EXCEPT AS PART OF A UNIT) AS PROVIDED IN THE UNIT AGREEMENT.”

Finally, the Warrants and Preferred Securities which constitute components of the Units shall bear additional legends as described in the Warrant Agreement and Declaration, respectively.

Section 2.2. Form of Unit Agent’s Certificate of Authentication.

The form of the Unit Agent’s certificate of authentication of the Units shall be in substantially the form set forth on Exhibit A.

ARTICLE III

THE UNITS

Section 3.1. Amount; Form and Denominations.

The aggregate number of Units evidenced by Certificates authenticated, executed and delivered hereunder is limited to 5,500,000 except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13 or 8.5.

The Certificates shall be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof.

On the date of issuance of the Global Units, the Company shall allocate $33.18 of the purchase price thereof to the Preferred Securities and $16.82 of the purchase price to the Warrants.

Section 3.2. Rights and Obligations Evidenced by the Certificates.

Each Certificate shall evidence the number of Units specified therein, with each such Security representing the ownership by the Holder thereof of a beneficial interest in a Preferred Security (or Debenture upon a liquidation of the Trust) and a Warrant and shall be entitled to the benefits of the Declaration, the Indenture, the Warrant Agreement and all agreements ancillary thereto.

Section 3.3. Execution, Authentication, Delivery and Dating.

Subject to the provisions of Section 3.6 hereof, upon the execution and delivery of this Unit Agreement, and at any time and from time to time thereafter, the Company and the Trust may deliver Certificates executed by the Company and an administrative trustee on behalf of the Trust to the Unit Agent for authentication and delivery, together with an Issuer Order for authentication of such Certificates, and the Unit Agent in accordance with such Issuer Order shall authenticate and deliver such Certificates, provided, that prior to authenticating such Units, and accepting responsibilities under this Unit Agreement in relation to such Units, the Unit Agent shall be entitled to receive, and, shall be fully protected in relying upon:

(a) copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Units were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Units are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(b) an Officers’ Certificate delivered in accordance with Sections 1.2 and 1.3; and

(c) an Opinion of Counsel which shall state:

(1) that the terms of such Units have been established in accordance with Section 2.1 and in conformity with the other provisions of this Unit Agreement;

(2) that such Units, when authenticated and delivered by the Unit Agent and issued by the Company and the Trust in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Trust, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(3) that all laws and requirements in respect of the execution and delivery by the Company and the Trust with respect to such Units have been complied with.

The Unit Agent shall have the right to decline to authenticate and deliver any Units under this Section if the Unit Agent, being advised by counsel, determines that such action may not lawfully be taken or if the Unit Agent in good faith shall determine that such action would expose the Unit Agent to personal liability.

The Certificates shall be executed on behalf of the Company (in respect of the Warrants) by its President, a Vice Chair or a Senior Executive Vice President, and shall be executed on behalf of the Trust (in respect of the Preferred Securities) by an Administrative Trustee. The signature of any of these signatories on the Certificates may be manual or facsimile.

Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. Certificates bearing the manual or facsimile signatures of individuals who were at any time Administrative Trustees of the Trust shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

Each Certificate shall be dated the date of its authentication.

No Certificate shall be entitled to any benefit under this Unit Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Unit Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.4. Temporary Certificates.

Pending the preparation of definitive Certificates, the Issuers shall execute and deliver to the Unit Agent, and, upon an Issuer Order and subject to Section 1.2, the Unit Agent shall authenticate and deliver, in lieu of such Definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

If temporary Certificates are issued, the Company will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Issuers shall execute and deliver to the Unit Agent, and, upon Issuer Order and subjection to Section 1.2, the Unit Agent shall authenticate and deliver in exchange therefor, one or more Definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as Definitive Certificates.

Section 3.5. Registration; Registration of Transfer and Exchange.

The Unit Agent shall keep at the Corporate Trust Office a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Unit Agent shall record the registration of Certificates and transfers and exchanges of Certificates (the Unit Agent, in such capacity, the “Registrar”).

No beneficial interest in a Warrant or a Preferred Security that is a component of a Unit represented by a Certificate may be transferred or exchanged (except by a transfer or exchange of such Unit) until such components have been separated in accordance with Section 3.6 hereof, and each Certificate shall bear a legend to that effect.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company and the Trust shall execute and deliver to the Unit Agent, and the Unit Agent shall authenticate and deliver, in the name, upon Issuer Order and receipt of an Officers’ Certificate and Opinion of Counsel as required under Section 1.2, of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Units.

At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Securities upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company and the Trust shall execute and deliver to the Unit Agent, and the Unit Agent, upon Issuer Order and receipt of an Officers’ Certificate and Opinion of Counsel as required under Section 1.2, shall authenticate and deliver the Certificates which the Holder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Securities, and be entitled to the same benefits and subject to the same obligations, under this Unit Agreement as the Securities evidenced by the Certificate surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trust and the Unit Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of a Certificate, but Company and the Unit Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6, 3.7 and 8.5 not involving any transfer.

Notwithstanding the foregoing, the Company and the Trust shall not be obligated to execute and deliver to the Unit Agent, and the Unit Agent shall not be obligated to authenticate and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the Expiration Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Unit Agent shall deliver the consideration received on such Expiration Date (which may be shares of Common Stock issuable in respect of the exercise of Warrants forming a part of the Securities evidenced by such other Certificate, Warrant Value receivable upon a redemption of such Warrants or Remarketing Proceeds receivable upon a contemporaneous remarketing of the Preferred Securities forming a part of the Securities evidenced by such other Certificate), subject to the applicable conditions and in accordance with the applicable provisions of Article V hereof.

Section 3.6. Separation and Rejoining of Units.

Each Global Unit shall represent such of the outstanding Units as shall be specified in the “Schedule of Increases or Decreases in Global Certificate” attached thereto or otherwise in accordance with the Applicable Procedures. At any time after issuance, the Preferred Security and Warrant components of any Security may be separated by the Holder and thereafter transferred separately and, (i) in the event of an election to exercise the Warrant component prior to the Remarketing Settlement Date (as provided in Section 5.2), (ii) in the event of an election to have Warrants redeemed or Preferred Securities repurchased upon a Change of Control (in each case, pursuant to Section 5.3) or (iii) in the event of a Remarketing, the Preferred Security and Warrant components of any Security shall be separated. In the event of any separation of the components of a Security, (i) if such Security is represented by a Definitive Certificate, the Holder shall present such Definitive Certificate to the Unit Agent for cancellation and the Unit Agent shall so notify the Registrar and shall return the Preferred Security and Warrant components of such Security to the Property Trustee and Warrant Agent, respectively, with an instruction for them to authenticate and deliver to, or upon the instruction of, such Holder a separated Preferred Security and a separated Warrant, bearing the separate “CUSIP” number assigned to the Preferred Security and the Warrant, respectively, and (ii) if such Security is represented by the Global Unit, the Unit Agent shall make the necessary adjustment to the “Schedule of Increases or Decreases in Global Certificate” attached to the Global Unit or otherwise comply with the Applicable Procedures to reduce the amount of Units represented thereby and shall instruct the Property Trustee and the Warrant Agent to effect a corresponding increase in the Preferred Securities and the Warrants, respectively, represented by global certificates bearing separate CUSIP numbers. The Unit Agent shall make such other necessary adjustments to the Global Unit actually known to the Unit Agent consistent with the terms of this Unit Agreement to reflect the appropriate number of Units represented thereby.

Following a Remarketing of the Preferred Securities component of a Security, (i) if such Security is represented by a Definitive Certificate, the Holder shall present such Definitive Certificate to the Unit Agent for cancellation and the Unit Agent shall so notify the Registrar and shall return the Preferred Security and Warrant components of such Security to the Property Trustee and Warrant Agent, respectively, with an instruction for the Property Trustee to authenticate and deliver to, or upon the written instruction of the Remarketing Agent a Preferred Security bearing the separate “CUSIP” number assigned to the Preferred Security and (ii) if such Security is represented by the Global Unit, the Unit Agent shall, in accordance with the written instructions of the Remarketing Agent, make the necessary adjustment to the “Schedule of Increases or Decreases in Global Certificate” attached to the Global Unit or otherwise comply with the Applicable Procedures to reduce the amount of Units represented thereby and shall instruct the Property Trustee to effect a corresponding increase in the Preferred Securities represented by global certificates bearing the separate CUSIP number. The Unit Agent shall make such other necessary adjustments to the Global Unit consistent with the terms of this agreement to reflect the appropriate number of Units represented thereby.

Once separated in accordance with Section 5.2, a Preferred Security and a Warrant may be rejoined to form a Security, whether or not such securities were at one time components of the same Security. In the event a holder of a Preferred Security and a Warrant desires to rejoin a Security, (i) if the constituent components are represented by definitive certificates, the holder shall present (x) the Preferred Security to the Property Trustee and (y) the Warrant to the Warrant Agent, in each case for cancellation and the Property Trustee and the Warrant Agent shall so notify the Unit Agent in writing, who shall in turn so notify the Registrar and shall, upon Issuer Order and receipt of an Officers’ Certificate and Opinion of Counsel as required under Section 1.2, authenticate and deliver to, or upon the written instruction of, such holder a Security bearing the separate CUSIP number assigned to the Units, and (ii) if the constituent components are represented by global certificates, each of the Property Trustee and the Warrant Agent shall make the necessary adjustment to their respective global certificates or otherwise comply with the Applicable Procedures to reduce the amount of Preferred Securities and Warrants, respectively, represented thereby and shall instruct Unit Agent in writing to effect a corresponding increase in the Units represented by the Global Unit bearing separate CUSIP number. The Unit Agent, the Property Trustee, and the Warrant Agent shall make such other necessary adjustments to their respective global certificates actually known to them consistent with the terms of this Unit Agreement to reflect the appropriate number of Units, Preferred Securities and Warrants, as appropriate, represented thereby.

The Unit Agent is authorized and empowered to deliver such further directions to the Property Trustee, the Warrant Agent, the Exchange Agent and others, and to take such further actions as shall be necessary to effect the exchanges, separations, transfers and recreations contemplated by Section 3.5 and 3.6.

Section 3.7. Book-Entry Interests.

The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Unit shall initially be registered on the books and records of the Company and the Trust in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a Definitive Certificate representing such Beneficial Owner’s interest in such Global Unit, except as provided in Section 3.10. The Unit Agent is hereby authorized to enter into an agreement with the Depositary if so requested by the Company, and in doing so the Unit Agent shall be entitled to all of the benefits and protections of this Agreement and, unless otherwise directed in writing by the Depository, the Unit Agent is hereby authorized to hold the Certificates evidencing Global Units as custodian for the Depository. Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 3.10:

(a) the provisions of this Section 3.7 shall be in full force and effect;

(b) the Issuers, the Unit Agent, the Property Trustee and the Warrant Agent shall be entitled to deal with the Clearing Agency for all purposes of this Unit Agreement as the Holder of the Units and the sole holder of the Global Unit(s) and shall have no obligation to the Beneficial Owners;

(c) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Unit Agreement, the provisions of this Section 3.7 shall control; and

(d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants.

Section 3.8. Notices to Holders.

Whenever a notice or other communication to the Holders is required to be given under this Unit Agreement, such notices and communications shall be given to the Holders and, with respect to any Units registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Issuers, the Unit Agent, the Property Trustee and the Warrant Agent shall have no obligations to the Beneficial Owners.

Section 3.9. Appointment of Successor Clearing Agency.

If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Units.

Section 3.10. Definitive Certificates.

If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Units and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.9 or (ii) there shall have occurred and be continuing a default by the Company in respect of its obligations under the Warrant Agreement, the Indenture, the Declaration or this Unit Agreement, upon surrender of the Global Units representing the Units by the Clearing Agency, accompanied by registration instructions, the Company and the Trust shall cause Definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

Section 3.11. Mutilated, Destroyed, Lost and Stolen Certificates.

If any mutilated Certificate is surrendered to the Unit Agent, the Issuers shall execute and deliver to the Unit Agent, and the Unit Agent, upon Issuer Order and subject to Section 1.2, shall authenticate and deliver in exchange therefor, a new Certificate, evidencing the same number of Units and bearing a Certificate number not contemporaneously outstanding.

If there shall be delivered to the Company and the Unit Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company and the Trust or the Unit Agent that such Certificate has been acquired by a protected purchaser, the Company and the Trust shall execute and deliver to the Unit Agent, and the Unit Agent, upon Issuer Order and subject to Section 1.2, shall authenticate and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Units and bearing a Certificate number not contemporaneously outstanding.

Notwithstanding the foregoing, the Issuers shall not be obligated to execute and deliver to the Unit Agent, and the Unit Agent shall not be obligated to authenticate and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the Expiration Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Unit Agent shall deliver (subject to its actual receipt thereof) the consideration received by the Unit Agent on such Expiration Date (which may be (i) shares of Common Stock issuable in respect of the exercise of Warrants pursuant to the Warrant Agreement, (ii) the Warrant Value receivable upon a redemption of such Warrants pursuant to the Warrant Agreement or (iii) proceeds of a Remarketing receivable upon a contemporaneous remarketing of the Preferred Securities forming a part of the Units evidenced by such other Certificate as provided in the Declaration).

Upon the issuance of any new Certificate under this Section, the Company, the Trust, and the Unit Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Unit Agent) connected therewith.

Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuers and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Unit Agreement equally and proportionately with any and all other Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.12. Persons Deemed Owners.

Prior to due presentment of a Certificate for registration of transfer, the Company, the Trust, the Unit Agent, the Property Trustee, and the Warrant Agent and any agent of any of them may treat the Holder in whose name such Certificate is registered as the owner of the Security evidenced thereby, for the purpose of receiving payments on the Preferred Securities, the Debentures, or the Warrants and for all other purposes whatsoever, whether or not any payments on the Preferred Securities, the Debentures or the Warrants shall be overdue and notwithstanding any notice to the contrary, and none of the Company, the Trust, the Unit Agent, the Property Trustee, and the Warrant Agent, nor any agent of any of them, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Unit, nothing herein shall prevent the Company, the Trust, the Unit Agent or any agent of the Company, the Trust or the Unit Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Unit or impair, as between such Clearing Agency and owners of beneficial interests in such Global Unit, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Unit.

Section 3.13. Cancellation.

All Certificates surrendered (i) for separation as provided in Section 3.6 hereof, (ii) in connection with a remarketing and redemption as provided in the Declaration, the Warrant Agreement and Article V hereof or (iii) upon the transfer of Preferred Securities, Debentures (as applicable) or Warrants upon the registration of a transfer or exchange of a Security or any of its components shall, if surrendered to any Person other than the Unit Agent, be delivered to the Unit Agent and, if not already cancelled, shall be promptly cancelled by it upon such surrender. The Company and the Trust may at any time deliver to the Unit Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company and the Trust may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Unit Agent. No Certificates shall be authenticated, executed and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Unit Agreement. All cancelled Certificates held by the Unit Agent shall be held by the Unit Agent or returned to the Company pursuant to an Issuer Order.

If the Company, the Trust or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Unit Agent for cancellation together with an Issuer Order therefor.

Section 3.14. CUSIP Numbers.

The Company, in issuing the Units, may use CUSIP numbers (if then generally in use), and, if so, the Unit Agent shall use CUSIP numbers actually known to it in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Units, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Unit Agent in writing of any change in the CUSIP numbers.

ARTICLE IV

THE PREFERRED SECURITIES

Section 4.1. Payment of Distribution; Rights to Distributions Preserved; Distribution Rate Reset.

Distributions on the Preferred Securities which are made on any Payment Date shall, subject to receipt thereof by the Unit Agent, be payable to the Holders as they appear on the Register at the close of business on the relevant Record Dates. Distributions on the Preferred Securities which are made on any Remarketing Settlement Date shall, subject to receipt thereof by the Unit Agent, be payable to (or, in the case of Section 5.1, for the account of) the Holders as they appear on the Register at the close of business on the Remarketing Date. If the Units are represented by one or more Global Units, the relevant Record Dates shall be the close of business on the Business Day preceding the corresponding Payment Date, unless a different Record Date is established or provided for the corresponding distributions on the Preferred Securities. If the Units are not represented by one or more Global Units, the relevant Record Dates shall be at least one Business Day prior to the corresponding Payment Dates, or such other dates as may be selected by the Issuers.

Each Certificate evidencing Preferred Securities (including rights to receive Debentures) delivered under this Unit Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to distributions accumulated and unpaid, and to accumulate distributions, which were carried by the Preferred Securities (or such Debentures) underlying such other Certificate.

The applicable Coupon Rate on the Debentures on and after the Remarketing Date shall be equal to the Reset Rate established in the Remarketing on such date.

Section 4.2. Notice and Voting.

The Unit Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Preferred Securities, Debentures (as applicable) and Warrants, as the case may be, but only to the extent instructed in writing by the Holders as described below and in Article V. Upon receipt of written notice of any meeting at which holders of Preferred Securities, Debentures or Warrants are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Preferred Securities, Debentures or Warrants, the Unit Agent shall, as soon as practicable thereafter, mail to the Holders of Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Unit Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Securities, Debentures or Warrants, as the case may be, entitled to vote) shall be entitled to instruct the Unit Agent in writing as to the exercise of the voting rights pertaining to such Preferred Securities, Debentures or Warrants underlying their Security and (c) stating the manner in which such written instructions may be given. Upon the written request of the Holders of Units as of such record date received by the Unit Agent at least six days prior to such meeting, the Unit Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Securities, Debentures or Warrants, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Security, the Unit Agent shall abstain from voting the Preferred Securities, Debentures or Warrants underlying such Security. The Company hereby agrees to solicit Holders of Units to timely instruct the Unit Agent in order to enable the Unit Agent to vote such Preferred Securities, Debentures or Warrants and the Trust shall covenant to such effect in the Declaration.

Section 4.3. Distribution of Debentures.

Upon the liquidation of the Trust in accordance with the Declaration, a principal amount at maturity of Debentures constituting the assets of the Trust and underlying the Preferred Securities equal to the aggregate stated liquidation amount of the Preferred Securities shall be delivered to the Unit Agent in exchange for, and for delivery against surrender of, the Preferred Securities. Thereafter, the Debentures will be substituted for the Preferred Securities as a component of the Units. Following the liquidation of the Trust, the Holders shall have such rights and obligations with respect to the Debentures as the Holders had in respect of the Preferred Securities. The Company may cause to be made in any Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the liquidation of the Trust and the substitution of Debentures for Preferred Securities.

ARTICLE V

REMARKETING AND REDEMPTION; EARLY EXERCISE

Section 5.1. Remarketing and Redemption.

Pursuant to a Remarketing Agreement to be entered into, the Company will engage a Remarketing Agent to sell the Preferred Securities (or, if the Debentures have been distributed upon liquidation of the Trust, the Debentures) upon the occurrence of a Remarketing Event. In connection with a Remarketing of the Preferred Securities:

(a) upon a Optional Redemption Remarketing Event or a Legal Cause Remarketing Event, the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Date shall become due on the date which is 180 days following the Remarketing Date, and, as a result, the Accreted Value of the Preferred Securities as of the end of the day on the day next preceding the Remarketing Date shall be redeemed on the date which is 180 days following the Remarketing Date;

(b) on the Remarketing Date, the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate established in the Remarketing of the Preferred Securities, and, as a result, the “Distribution Rate” per annum on the Accreted Value of the Preferred Securities shall become the Reset Rate established in the Remarketing;

(c) on the Remarketing Settlement Date, interest accrued and unpaid on the Debentures from and including the immediately preceding interest payment date to, but excluding, the Remarketing Settlement Date shall be payable to the holders of the Debentures, and, as a result, Distributions accumulated and unpaid on the Units from and including the immediately preceding Distribution Date to, but excluding, the Remarketing Settlement Date shall be payable to the Holders of the Units;

(d) in connection with a Remarketing upon a Optional Redemption Remarketing Event or a Legal Cause Remarketing Event, the Company shall be obligated to redeem the Warrants on the Remarketing Settlement Date at a redemption price per Warrant equal to the Warrant Value as of the end of the day on the day next preceding the Remarketing Date; and

(e) on and after the Remarketing Date, the Warrants shall be exercisable at the Exercise Price.

Upon receipt from the Company of a written Notice of Remarketing as provided in the Declaration and of a written notice of a Redemption as provided in the Warrant Agreement, the Unit Agent shall, as soon as practicable thereafter, mail to the Holders of Units a notice of such receipt, together with a copy of each such notice.

IN THE ABSENCE OF AN AFFIRMATIVE ELECTION NOT TO PARTICIPATE IN THE REMARKETING, EACH HOLDER WILL BE DEEMED TO HAVE ELECTED TO PARTICIPATE IN SUCH REMARKETING AND, IF APPLICABLE, TO HAVE ITS WARRANTS REDEEMED ON THE RELATED REMARKETING SETTLEMENT DATE AT THE WARRANT VALUE.

Each Holder of a Security who desires NOT to participate in the Remarketing shall notify the Unit Agent of such intention by use of a written notice in substantially the form of Exhibit B hereto. Such notice shall be given to the Unit Agent prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date specified in the Notice of Remarketing. A Holder of Security must affirmatively elect NOT to participate in a Remarketing on or prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Remarketing Date. Subject to the next paragraph, an election by a Holder NOT to participate in the Remarketing will not alter the deemed election by such Holder to have its Warrants redeemed on the Remarketing Settlement Date. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. The Unit Agent, based on such notices received by it, shall notify the Remarketing Agent, promptly after 5:00 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, of the aggregate number of Preferred Securities (or, if the Debentures have been distributed in connection with a liquidation of the Trust, the Debentures) that are a component of Units to be remarketed. Upon receipt of such notice from the Unit Agent, the Remarketing Agent shall, on the Remarketing Date, use commercially reasonable efforts to remarket such Preferred Securities (or Debentures) on such date at a price equal to: (i) in connection with a Remarketing upon a Optional Redemption Remarketing Event or a Legal Cause Remarketing Event, 100% of the aggregate Accreted Value of such Preferred Securities (or Debentures) as of the end of the day on the day next preceding the Remarketing Date; and (ii) on the Maturity Remarketing Date, 100% of the stated liquidation amount (or principal amount).

Each Holder of a Security who desires to exercise its Warrants on the Remarketing Settlement Date at the Exercise Price per Warrant described in clause (e) above in this Section 5.1, instead of having such Warrants redeemed on such date, shall notify the Unit Agent and the Warrant Agent of such intention by use of a written notice in substantially the form of Exhibit C hereto. Such notice shall be given to the Unit Agent and the Warrant Agent prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Remarketing Settlement Date specified in the related Notice of Remarketing. As provided above, any Holder who does not notify the Unit Agent and the Warrant Agent of an election to exercise its Warrants on the Warrant Settlement Date shall be deemed to have elected to have such Warrants redeemed. Upon receipt of the foregoing notices the Unit Agent shall provide notice to the Warrant Agent, promptly after 5:00 p.m., New York City time, on the Business Day immediately preceding the related Remarketing Settlement Date specified in the related Notice of Remarketing, of the number of Warrants to be exercised and shall, no later than 5:00 p.m., New York City time, on the Remarketing Settlement Date, deliver to the Warrant Agent a duly completed form of election to purchase set forth on the reverse side of the Warrant Certificate, a form of which is attached to the Global Unit, and shall instruct the Remarketing Agent to deliver to the Warrant Agent the proceeds of the Remarketing referred to in the following paragraph. Upon receipt of the Common Stock deliverable upon exercise of the Warrants, the Warrant Agent shall deliver such shares to or upon the order of the Holder.

Each Holder who elects to participate in the Remarketing and to exercise its Warrants on the related Remarketing Settlement Date is referred to as an “Electing Remarketing Holder.” The Unit Agent shall instruct the Remarketing Agent to deliver the proceeds from the Remarketing of Preferred Securities of each Electing Remarketing Holder to the Warrant Agent, and the Warrant Agent shall apply such amounts to satisfy in full such Holders’ obligation to pay the Exercise Price for the Common Stock under the related Warrants on the Remarketing Settlement Date. Any Holder (other than an Electing Remarketing Holder) of a Security affirmatively electing to exercise Warrants on the Remarketing Settlement Date may do so by following the procedures set forth in Section 5.2 and in the Warrant Agreement. The proceeds from a redemption of the Warrants which form a part of the Units shall be paid to the Holders of such Units.

The Declaration provides that if, by 4:00 p.m. New York City time, on a Remarketing Date, the Remarketing Agent is unable to remarket all of the Preferred Securities deemed tendered for purchase, a “Failed Remarketing” shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Clearing Agency, the Property Trustee, the Warrant Agent, the Indenture Trustee, the Administrative Trustees on behalf of the Trust and the Company. The Company shall then give notice of the Failed Remarketing to the Unit Agent no later than 12:00 noon, New York City time, on the Business Day following the Failed Remarketing and the Unit Agent will, in turn, give notice to the Holders of the Preferred Securities prior to the close of business on the Business Day following the Failed Remarketing. Notice of a Failed Remarketing shall be deemed to constitute a withdrawal of each previously delivered election to exercise Warrants on the related Remarketing Settlement Date. Following any such withdrawal a holder may still elect to exercise its Warrants in accordance with the procedures specified in Section 3.6 hereof and in the Warrant Agreement.

Upon the occurrence of a Optional Redemption Remarketing Event or a Legal Cause Remarketing Event and the election by the Company to cause a Remarketing of the Preferred Securities, and on the Maturity Remarketing Date, as long as the Units are evidenced by one or more Global Units, deposited with the Clearing Agency, the Company shall request, not less than four nor more than 20 days prior to the Remarketing Date, that the Clearing Agency notify the Holders of the Units of the Remarketing of the Preferred Securities and of the procedures that must be followed if such Holder of Units wishes to elect not to participate in the Remarketing of the Preferred Securities.

Section 5.2. Early Exercise of Warrants; Exchange of Preferred Securities and Repurchase of Debentures.

A Holder of a Security may elect to exercise the Warrants which form a part of such Security at any time in accordance with the terms of the Warrant Agreement. Each Holder, other than an Electing

Remarketing Holder, who desires to exercise its Warrants shall, prior to any such exercise, separate the Warrant and the Preferred Security components of the Security in accordance with Section 3.6. In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

Following the exercise of a Warrant on a day other than the Remarketing Settlement Date, the Holder of the Security of which such Warrant formed a part may require the Trust to exchange the Preferred Securities which formed the other part of such Security for Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities being exchanged and to require the Company to repurchase such Debentures on the applicable Special Distribution Date which is no less than 180 days from such exercise date, as specified in the Declaration.

Section 5.3. Change of Control.

Following a Change of Control, each Holder will have the right to (i) require the Trust to distribute to such Holder, Debentures having an Accreted Value equal to Accreted Value of the Preferred Securities components of such Holder’s Units in exchange for its Preferred Securities and (ii) cause the Company to repurchase (a “Change of Control Repurchase Right”) such Holder’s Debentures and redeem (a “Change of Control Redemption Right”) such Holder’s Warrants at the amounts and on the dates specified in the Warrant Agreement, the Declaration and the Indenture, as applicable.

Upon receipt from the Company of written notice of a Change of Control (as provided in the Declaration and the Warrant Agreement), the Unit Agent shall, as soon as practicable thereafter, mail to the Holders of Units a notice of such receipt, together with a copy of such notice of Change of Control. The date specified in the notice from the Company will be the “Change of Control Notice Date.”

(a) Warrants. To exercise the Change of Control Redemption Right, a Holder must deliver to the Unit Agent, prior to the 30th day following the Change of Control Notice Date, irrevocable written notice substantially in the form of Exhibit D hereto, of such Holder’s election to have Warrants redeemed on the date specified in the Warrant Agreement. The Unit Agent, based on such notices received by it, shall notify the Warrant Agent no later than the 30th day following the Change of Control Notice Date of the aggregate number of Warrants to be redeemed. An election to have Warrants redeemed shall also constitute an election to separate the related Units into their component parts and the Unit Agent, the Property Trustee and the Warrant Agent shall follow the procedures specified in Section 3.6.

(b) Preferred Securities. To exercise the Change of Control Repurchase Right, a Holder who has not separated its Units pursuant to clause (a) above must deliver to the Unit Agent, no earlier than the 180th and no later than the 210th day following the Change of Control Notice Date, irrevocable written notice substantially in the form of Exhibit E hereto, of such Holder’s election to have Preferred Securities components of its Units exchanged for an equivalent Accreted Value of Debentures and to have such Debentures repurchased on the date specified in the Indenture. The Unit Agent, based on such notices received by it, shall notify the Trust, the Company, the Property Trustee and the Exchange Agent, no later than the 211th day following the Change of Control Notice Date of the aggregate number of Preferred Securities to be exchanged for Debentures by the Trust and to be repurchased by the Company. An election to exchange Preferred Securities for Debentures and to have such Debentures repurchased by the Company shall also constitute an election to separate the related Units into their component parts and the Unit Agent, the Exchange Agent and the Property Trustee shall follow the procedures specified in Section 3.6 hereof (and Section 6.8 of the Declaration).

Section 5.4. Certain Rights Following a Remarketing.

Following a Remarketing Settlement Date and a Redemption or exercise of the Warrants (including the delivery of all shares of Common Stock pursuant to the exercise of a Warrant or the payment of the Warrant Value payable upon the related Redemption and the payment of any amounts payable upon the related Remarketing), a Unit shall thereafter represent the right to receive any excess proceeds from the Remarketing, if any; provided, however, that in the case of a “Failed Remarketing” under the Declaration, a Unit shall thereafter represent the right to receive the Preferred Securities forming a part of such Unit, containing the terms as provided in the Declaration (or if the Debentures have been distributed upon liquidation of the Trust, the Debentures).

ARTICLE VI

REMEDIES

Section 6.1. Unconditional Right of Holders to Receive Payments and to Purchase Common Stock.

The Holder of any Security shall have all the rights provided to a holder of Preferred Securities under the Declaration and to a holder of Warrants under the Warrant Agreement, including the right to institute suit for the enforcement of any such payments or obligations thereunder, and such rights shall not be impaired except as provided in the Declaration and the Warrant Agreement.

Section 6.2. Restoration of Rights and Remedies.

If any Holder has instituted any proceeding to enforce any right or remedy under this Unit Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.3. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.11, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.4. Delay or Omission Not Waiver.

No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.5. Undertaking for Costs.

All parties to this Unit Agreement agree, and each Holder of a Security, by its acceptance of such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Unit Agreement, or in any suit against the Unit Agent for any action taken, suffered or omitted by it as Unit Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Unit Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of distributions on any Preferred Securities on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Warrants constituting part of any Security held by such Holder.

Section 6.6. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Unit Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Unit Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE UNIT AGENT

Section 7.1. Certain Duties and Responsibilities.

(a) The Unit Agent undertakes to perform, with respect to the Units, such duties and only such duties as are specifically required to be performed by the Unit Agent under this Unit Agreement, and no implied covenants or obligations shall be read into this Unit Agreement against the Unit Agent; and

(1) in the absence of bad faith on its part, the Unit Agent may conclusively rely and be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Unit Agreement but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Unit Agent, the Unit Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Unit Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) No provision of this Unit Agreement shall be construed to relieve the Unit Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Unit Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer;

(3) no provision of this Unit Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity is not provided to it; and

(4) no provision of this Unit Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Unit Agreement relating to the conduct or affecting the liability of or affording protection to the Unit Agent shall be subject to the provisions of this Section.

Section 7.2. Notice of Default.

Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Unit Agent has actual knowledge, the Unit Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 7.3. Certain Rights of Unit Agent.

Subject to the provisions of Section 7.1:

(a) the Unit Agent may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by an appropriate Person;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Unit Agreement the Unit Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Unit Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officers’ Certificate of the Company;

(d) the Unit Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Unit Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Unit Agent, in its sole discretion, may make reasonable further inquiry or investigation into such facts or matters as it may see fit, and, if the Unit Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no personal liability or additional liability of any kind by reason of such inquiry or investigation;

(f) the Unit Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Unit Agent shall not be personally responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

(g) with respect to the calculation of the Accreted Value and the Warrant Value, the Unit Agent may conclusively rely upon the calculations thereof determined by the Calculation Agent;

(h) the Unit Agent shall not be personally liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Unit Agreement;

(i) the Unit Agent shall not be deemed to or have notice of any Trust Enforcement Event or an Indenture Event of Default unless a Responsible Officer of the Unit Agent has actual knowledge thereof or has received a written notice thereof that references the Units and this Unit Agreement;

(j) in the event that the Unit Agent is unable to decide between alternative courses of action permitted or required under this Unit Agreement or any other document, or is unsure as to the application of any provision of this Unit Agreement or any other document, or any such provision may be ambiguous as to its application or in conflict with any other applicable provision, permits any determination by the Unit Agent, or is silent or incomplete as to the course of action that the Unit Agent is required to take with respect to a particular set of facts, the Unit Agent may give notice (in such form as shall be appropriate under the circumstances) to the Company and/or to the Holders requesting instruction from any of them, and to the extent that the Unit Agent acts or refrains from acting in good faith in accordance with any such instruction received, the Unit Agent shall not be personally liable, on account of such action or inaction, to any Person, and if the Unit Agent shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking action, and shall have no personal liability to any Person for such action or inaction; and

(k) the rights, privileges, protections, immunities and benefits given to the Unit Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Unit Agent in each of its capacities hereunder, the Warrant Agent, the Property Trustee, the Guarantee Trustee, the Indenture Trustee, and to each agent, custodian and other Person employed to act hereunder.

Section 7.4. Not Responsible for Recitals or Issuance of Units.

The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Unit Agent assumes no responsibility for their accuracy. The Unit Agent makes no representations as to the validity or sufficiency of either this Unit Agreement or of the Units.

The Unit Agent shall not be accountable for the use or application by the Company of Units or the proceeds thereof.

Section 7.5. May Hold Units.

Any Registrar or any other agent of the Company, or the Unit Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Unit Agent.

Section 7.6. Money Held in Custody.

Money held by the Unit Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Unit Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.7. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Unit Agent in its individual capacity from time to time such compensation as shall from time to time be agreed to in writing by the Company and the Unit Agent for all services rendered by it hereunder

(b) except as otherwise expressly provided for herein, to reimburse the Unit Agent in its individual capacity upon its request for all reasonable expenses, disbursements and advances incurred or made by the Unit Agent (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(c) to indemnify the Unit Agent in its individual capacity and any predecessor Unit Agent for, and to defend and hold it harmless against, any loss, liability, claim, or expense (including reasonable fees of counsel), including taxes (other than taxes based upon, measured by or determined by the income of the Unit Agent) incurred without gross negligence or bad faith on its part, arising out of or in connection with this Agreement, the Securities, or the acceptance or administration of its duties hereunder, including the costs and expenses (including reasonable fees of counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Unit Agent shall have a lien prior to the Units as to all property and funds held by it hereunder for any amount owing it or any predecessor Unit Agent pursuant to this Section 7.7, except with respect to funds held in trust for the benefit of the Holders of particular Units.

The provisions of this Section shall survive the termination of this Unit Agreement and the resignation or removal of the Unit Agent.

Section 7.8. Unit Agent Required; Eligibility.

There shall at all times be a Unit Agent hereunder which shall be an entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a Corporate Trust Office in Wilmington, Delaware or in the Borough of Manhattan, The City of New York, if there be such an entity in Wilmington, Delaware or the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Unit Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.9. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Unit Agent and no appointment of a successor Unit Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Unit Agent in accordance with the applicable requirements of Section 7.10.

(b) The Unit Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Unit Agent required by Section 7.10 shall not have been delivered to the Unit Agent within 30 days after the giving of such notice of resignation, the resigning Unit Agent (at the expense of the Company) may petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

(c) The Unit Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Unit Agent and the Company.

(d) If at any time

(1) the Unit Agent fails to comply with Section 310(b) of the TIA, as if the Unit Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Unit Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Unit Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Unit Agent or of its property shall be appointed or any public officer shall take charge or control of the Unit Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Unit Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Unit Agent and the appointment of a successor Unit Agent.

(e) If the Unit Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Unit Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Unit Agent and shall comply with the applicable requirements of Section 7.10. If no successor Unit Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

(f) the Company shall give, or shall cause such successor Unit Agent to give, notice of each resignation and each removal of the Unit Agent and each appointment of a successor Unit Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Unit Agent and the address of its Corporate Trust Office.

Section 7.10. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Unit Agent, every such successor Unit Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Unit Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Unit Agent shall become effective and such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Unit Agent; but, on the written request of the Company or the successor Unit Agent, such retiring Unit Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Unit Agent all the rights, powers and trusts of the retiring Unit Agent and shall duly assign, transfer and deliver to such successor Unit Agent all property and money held by such retiring Unit Agent hereunder. If an instrument of acceptance by a successor Unit Agent shall not have been delivered to the Unit Agent within 30 days after the giving of notice of removal, the Unit Agent being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Unit Agent.

(b) Upon request of any such successor Unit Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Unit Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Unit Agent shall accept its appointment unless at the time of such acceptance such successor Unit Agent shall be qualified and eligible under this Article.

Section 7.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Unit Agent may be merged or converted or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Unit Agent, shall be the successor of the Unit Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Unit Agent then in office, any successor by merger, conversion or consolidation or otherwise to such Unit Agent may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Unit Agent had itself authenticated such Units.

Section 7.12. Preservation of Information; Communications to Holders.

(a) The Unit Agent in its capacity as Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Unit Agent in its capacity as Registrar.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Unit Agent, and furnish to the Unit Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Unit Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Unit Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Unit Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13. No Obligations of Unit Agent.

The Unit Agent assumes no obligations and shall not be subject to any personal liability under this Unit Agreement in respect of the obligations of the Holder of any Security hereunder. Each Issuer agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed that the Unit Agent shall have no personal liability in respect of its authentication of Certificates. Anything in this Unit Agreement to the contrary notwithstanding, in no event shall the Unit Agent or its officers, employees or agents be liable under this Unit Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Unit Agent, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Unit Agent.

Section 7.14. Tax Compliance.

(a) The Company will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b) The Unit Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements described in Section 7.14(a) to particular payments or Holders or in other particular circumstances, and may for purposes of this Unit Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.3(a) hereof.

(c) The Unit Agent upon specific written direction from the Company shall maintain records documenting compliance with such requirements described in Section 7.14(a), and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE VIII

SUPPLEMENTAL AGREEMENTS

Section 8.1. Supplemental Agreements Without Consent of Holders.

Without the consent of any Holders or any other party hereto, the Company and the Unit Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Unit Agent, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

(b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(c) to evidence and provide for the acceptance of appointment hereunder by a successor Unit Agent; or

(d) to cure any ambiguity, to correct or supplement any provision in this Unit Agreement that may be defective or inconsistent with any other provision of this Unit Agreement, or to make any other provisions with respect to matters or questions arising under this Unit Agreement that shall not be inconsistent with the other provisions of this Unit Agreement; provided that such action shall not adversely affect in any material respect the interests of the Holders.

Section 8.2. Supplemental Agreements With Consent of Holders; Other Fiduciaries.

With the consent of the Holders of not less than a majority in number of the Outstanding Units voting together as one class, by Act of said Holders delivered to the Company and the Unit Agent, the Company, when authorized by a Board Resolution, the Trust and the Unit Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the provisions of this Unit Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Security affected thereby,

(a) materially and adversely affect such Holder’s rights under a Security; or

(b) reduce the percentage of the Outstanding Units the consent of whose Holders is required for any such supplemental agreement;

provided, that any modification of the Declaration or Warrant Agreement in accordance with the terms thereof shall be binding on the rights of the Holders under this Unit Agreement without the need for any further consent.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

No agreement supplemental hereto shall modify in any way any of the rights or obligations of the Unit Agent, the Property Trustee, the Indenture Trustee, the Warrant Agent or the Remarketing Agent without such Person’s consent.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

Section 8.3. Execution of Supplemental Agreements.

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Unit Agreement, the Unit Agent shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Unit Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Unit Agent’s own rights, duties or immunities under this Unit Agreement or otherwise.

Section 8.4. Effect of Supplemental Agreements.

Upon the execution of any supplemental agreement under this Article, this Unit Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Unit Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.5. Reference to Supplemental Agreements.

Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Unit Agent, bear a notation in form approved by the Unit Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Unit Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and, upon Issuer Order and subject to Section 1.2, authenticated and delivered by the Unit Agent in exchange for Certificates representing Outstanding Units.

ARTICLE IX

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under this Unit Agreement by one or more supplemental agreements in form reasonably satisfactory to the Unit Agent, executed and delivered to the Unit Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder or under any of the Units (including the component parts thereof).

Section 9.2. Rights and Duties of Successor Corporation.

In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Unit Agent; and, upon the Issuer Order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Unit Agreement prescribed, the Unit Agent shall authenticate and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Unit Agent for authentication, and any Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Unit Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Unit Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Unit Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

Section 9.3. Opinion of Counsel Given to Agent.

The Agent, subject to Sections 7.1 and 7.3, shall be entitled to receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and assumption have been met.

ARTICLE X

COVENANTS

Section 10.1. Performance Under Agreements.

The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Warrant Agreement and the Declaration, as applicable, in accordance with the terms thereof and this Unit Agreement.

Section 10.2. Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for registration of transfer or exchange,

separation or re-establishment of a Security and where notices and demands to or upon the Company in respect of the Units and this Unit Agreement may be served. The Company will give prompt written notice to the Unit Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Unit Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Unit Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Unit Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Unit Agent at its Corporate Trust Office as paying agent in such city.

Section 10.3. Statements of Officers of the Company as to Compliance.

The Company will deliver to the Unit Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof either Issuer is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if either Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.4. ERISA.

Each Holder from time to time of a Unit which is a Plan hereby and by its acceptance of such Unit represents that its acquisition of the Unit and the holding of the same satisfies the applicable fiduciary requirements of ERISA and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or otherwise will not result in a nonexempt prohibited transaction.

Section 10.5. Statement by Officers as to Default.

The Company shall deliver to the Unit Agent, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Trust Enforcement Event or Indenture Event of Default or an event which, with notice or the lapse of time or both, would constitute a Trust Enforcement Event or Indenture Event of Default, an Officers’ Certificate setting forth the details of such Trust Enforcement Event or Indenture Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 10.6. Calculation of Original Issue Discount.

The Company shall provide to the Unit Agent on a timely basis such information as the Unit Agent requires to enable the Unit Agent to prepare and file any form that the Company in writing requests the Unit Agent to prepare and file and that is required to be submitted by the Company with the Internal Revenue Service and Holders of Units relating to original discount, including, without limitation, Form 1099-OID or any successor form.

ARTICLE XI

REPRESENTATIONS OF THE UNIT AGENT

Section 11.1. Representations and Warranties of the Unit Agent.

The initial Agent represents and warrants to the Trust and to the Company at the date of this Unit Agreement, and each successor Unit Agent represents and warrants to the Trust and the Company at the time of the successor Unit Agent’s acceptance of its appointment as Agent, that:

(a) the Unit Agent is a banking corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Unit Agreement;

(b) the Unit Agent satisfies the requirements set forth in Section 7.8;

(c) the execution, delivery and performance by the Unit Agent of this Unit Agreement has been duly authorized by all necessary corporate action on the part of the Unit Agent; this Unit Agreement has been duly executed and delivered by the Unit Agent and constitutes a legal, valid and binding obligation of the Unit Agent enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(d) the execution, delivery and performance of this Unit Agreement by the Unit Agent does not conflict with, or constitute a breach of, the charter or by-laws of the Unit Agent; and

(e) no consent, approval or authorization of, or registration with or notice to, any State of Delaware or federal banking authority that has not been obtained, made, or given is required for the execution, delivery or performance by the Unit Agent of this Unit Agreement.

ARTICLE XII

THE WARRANT AGENT AND THE PROPERTY TRUSTEE

Section 12.1. Certain Duties and Responsibilities.

(a) The Warrant Agent and the Property Trustee (each, a “Party”, together, the “Parties”) each undertakes to perform, with respect to this Unit Agreement, such duties and only such duties as are specifically required to be performed by it in this Unit Agreement, and no implied covenants or obligations shall be read into this Unit Agreement against any Party. The provisions regarding the appointment, removal, resignation, vacancies, meetings, delegation of power and merger, conversion, consolidation or succession to business applicable to such Party and rights, benefits, privileges, indemnities and immunities of such Party under the Declaration or Warrant Agreement, as to which such Person is a party, shall apply to the performance of such Person’s duties and obligations hereunder.

Without limiting the foregoing,

(a) In the absence of bad faith or negligence on its part, any Party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Party and conforming to the requirements of this Unit Agreement but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to a Party, such Party shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Unit Agreement.

(b) No provision of this Unit Agreement shall be construed to relieve any Party from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) no Party shall be liable for any error of judgment made in good faith it; and

(3) no provision of this Unit Agreement shall require any Party to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity is not provided to it.

(c) Whether or not therein expressly so provided, every provision of this Unit Agreement relating to the conduct or affecting the liability of or affording protection to the Parties shall be subject to the provisions of this Section.

(d) Any Party may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by an appropriate Person;

(e) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(f) Whenever in the administration of this Unit Agreement any Party shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Party (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officers’ Certificate of the Company;

(g) Any Party may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(h) No Party shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but any Party, in its sole discretion, may make reasonable further inquiry or investigation into such facts or matters as it may see fit, and, if such Party shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no personal liability or additional liability of any kind by reason of such inquiry or investigation; and

(i) Any Party may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and no Party shall be personally responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

(j) No Party shall be personally liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Unit Agreement;

(k) No Party shall be deemed to or have notice of any default or event of default unless an officer in the corporate trust department of such Party has actual knowledge thereof or has received a written notice thereof that references the Units and this Unit Agreement.

(l) The rights, privileges, protections, immunities and benefits given to each Party, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, such Party in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m) The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and no Party assumes any responsibility for their accuracy. No Party makes any representations as to the validity or sufficiency of either this Unit Agreement or of the Units.

(n) Any Party in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company or any other Person with the same rights it would have if it were not a Party.

(o) The Company agrees to pay each Party such compensation, and to reimburse each Party for such expenses, as shall be provided from time to time in the Declaration and the Warrant Agreement to which such Party is a signatory.

(p) The provisions of this Section shall survive the termination of this Unit Agreement and the resignation or removal of a Party.

(q) No Party shall be accountable for the use or application by the Company of Units or the proceeds thereof.

(r) In the event that a Party is unable to decide between alternative courses of action permitted or required under this Unit Agreement or any other document, or is unsure as to the application of any provision of this Unit Agreement or any other document, or any such provision may be ambiguous as to its application or in conflict with any other applicable provision, permits any determination by a Party, or is silent or incomplete as to the course of action that a Party is required to take with respect to a particular set of facts, a Party may give notice (in such form as shall be appropriate under the circumstances) to the Company and/or to the Holders requesting instruction from any of them, and to the extent that a Party acts or refrains from acting in good faith in accordance with any such instruction received, a Party shall not be personally liable, on account of such action or inaction, to any Person, and if a Party shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking action, and shall have no personal liability to any Person for such action or inaction.

IN WITNESS WHEREOF, the parties hereto have caused this Unit Agreement to be duly executed as of the day and year first above written.

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ Anthony E. Burke
Name:	Anthony E. Burke
Title:	Senior Executive Vice President

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ W. Chris Sponenberg
Name:	W. Chris Sponenberg
Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Warrant Agent

By:	/s/ W. Chris Sponenberg
Name:	W. Chris Sponenberg
Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Property Trustee

By:	/s/ W. Chris Sponenberg
Name:	W. Chris Sponenberg
Title:	Vice President

SIGNATURE PAGE TO UNIT AGREEMENT

EXHIBIT A

FACE OF CERTIFICATE

THIS CERTIFICATE IS A GLOBAL UNIT WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR SUCH NOMINEE) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF SUCH DEPOSITARY OR SUCH A NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE UNIT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE TO NEW YORK COMMUNITY BANCORP, INC., NEW YORK COMMUNITY CAPITAL TRUST V OR THEIR RESPECTIVE AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE), AND EXCEPT AS OTHERWISE PROVIDED IN THE UNIT AGREEMENT ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CONSTITUENT COMPONENTS OF THIS UNIT MUST BE SEPARATED PRIOR TO TRANSFER (EXCEPT AS PART OF A UNIT) AS PROVIDED IN THE UNIT AGREEMENT.

Certificate No.: CUSIP No.:64944P 30 7

Number of Units: 5,500,000

NEW YORK COMMUNITY BANCORP, INC.

NEW YORK COMMUNITY CAPITAL TRUST V

Unit Certificate

This Certificate certifies that Cede & Co. is the registered Holder of the number of Units set forth above. Each Unit consists of (i) beneficial ownership by the Holder of one Preferred Security (the “Preferred Security”) of New York Community Capital Trust V, a Delaware statutory trust (the “Trust”), having a stated liquidation amount of $50, attached as Annex A hereto and (ii) the rights and obligations of the Holder under one Warrant to purchase shares of common stock of New York Community Bancorp Inc., a Delaware corporation (the “Company”), attached as Annex B hereto. All capitalized terms used herein which are defined in the Unit Agreement (as defined on the reverse hereof) have the meanings set forth therein.

Distributions on any Preferred Security forming part of a Unit evidenced hereby, which are payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 2003 (a “Payment Date”), shall, subject to receipt thereof by the Unit Agent, be paid to the Person in whose name this Certificate (or a Predecessor Certificate) is registered at the close of business on the Record Date for such Payment Date, except that the proceeds of a Remarketing will be paid to the Warrant Agent in satisfaction of each Electing Remarketing Holder’s obligations to pay the Exercise Price of Warrants constituting a part of this Unit.

Distributions on the Preferred Securities will be payable at an office of the Unit Agent or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Register.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Unit Agent by manual signature, this Certificate shall not be entitled to any benefit under the Unit Agreement, the Warrant Agreement or the Declaration or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the undersigned have caused this Unit Certificate to be duly executed.

NEW YORK COMMUNITY BANCORP, INC.

By:
Name:
Title:

NEW YORK COMMUNITY CAPITAL TRUST V

By:
Name:
Title: Administrative Trustee

UNIT AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within mentioned Unit Agreement.

Dated:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Unit Agent

By:
Authorized Signatory

(FORM OF REVERSE OF CERTIFICATE)

Each Unit evidenced hereby is governed by a Unit Agreement, dated as of November 4, 2002 (as may be amended or supplemented from time to time, the “Unit Agreement”), among New York Community Bancorp, Inc. (the “Company”), New York Community Capital Trust V (the “Trust”) Wilmington Trust Company, as unit agent (including its successors thereunder, the “Unit Agent”), Wilmington Trust Company, as Warrant Agent, and Wilmington Trust Company, as Property Trustee, to which Agreement reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Unit Agent, the Company, and the Holders and of the terms upon which the Certificates are, and are to be, executed and delivered. Pursuant to the Unit Agreement, the rights, limitations or rights, obligations, duties and immunities of the Unit Agent, the Company, and the Holders, and the Certificates include the rights, obligations, duties and immunities set forth in the Warrant Agreement and the Declaration, to which reference is further made for a description thereof.

The Company may, under the circumstances described in the Declaration, cause a Remarketing of the outstanding Preferred Securities which form a part of this Unit. In connection therewith, the Company will, as described in the Warrant Agreement, redeem all Warrants which form a part of this Unit.

In no event may a Holder pay the Exercise Price of a Warrant by tendering a Preferred Security. In accordance with the terms of the Declaration and the Unit Agreement, the Holder of this Certificate may pay the Exercise Price for the shares of Common Stock purchased pursuant to each Warrant constituting a part of this Unit by applying the proceeds of a remarketing of the related Preferred Securities.

A Holder of a Unit who does not affirmatively elect NOT to participate in a Remarketing on or prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Remarketing Date, will be deemed to have consented to participation in such Remarketing. A Holder of a Unit who does not affirmatively elect on or prior to 5:00 p.m. on the Business Day preceding a Remarketing Settlement Date to exercise the Warrants related to such Unit will be deemed to have consented to a redemption of such Warrants on the Remarketing Settlement Date. A Remarketing sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the Remarketing Date.

A holder may exercise the Warrants which form a part of the Units evidenced by this Certificate at any time upon compliance with the procedures specified in the Warrant Agreement. A Holder of a Unit evidenced by this Certificate who elects to exercise Warrants prior to the Remarketing Settlement Date shall have the right to require the Trust to exchange the related Preferred Securities for Debentures having an Accreted Value equal to the Accreted Value of such Preferred Securities and to require the Company to repurchase such Debentures on the next Special Distribution Date which is no less than 180 days after the applicable exercise date.

Upon receipt of written notice of any meeting at which holders of Preferred Securities are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Preferred Securities, the Unit Agent shall, as soon as practicable thereafter, mail to the Holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Unit Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Securities entitled to vote) shall be entitled to instruct the Unit Agent in writing as to the exercise of the voting rights pertaining to the Preferred Securities constituting a part of such Holder’s Unit and (c) stating the manner in which such written instructions may be given. Upon the written request of the Holders as of such record date, the Unit Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Securities as to which any particular written voting instructions are received. In the absence of specific written instructions from the Holder of a Unit, the Unit Agent shall abstain from voting the Preferred Security evidenced by such Unit.

Upon the liquidation of the Trust, a principal amount of the Debentures constituting the assets of the Trust and underlying the Preferred Securities equal to the aggregate Accreted Value of the Preferred Securities shall be delivered to the Unit Agent in exchange for, and for delivery against surrender of, the Preferred Securities. Thereafter, the Holders shall have such rights and obligations with respect to the Debentures as the Holders had in respect of the Preferred Securities and any reference herein to the Preferred Securities shall be deemed to be a reference to the Debentures.

The Certificates are issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof. The transfer of any Certificate will be registered and Certificates may be exchanged as provided in the Unit Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents under the Unit Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Unit Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Unit shall be separable into its components, and Units may be recreated as provided in the Unit Agreement; provided, however, this Certificate shall not represent more than 5,500,000 Units. All such adjustments to the equivalent aggregate amount of this Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

The Holder of this Certificate, by its acceptance hereof, expressly withholds any consent to the assumption (i.e., affirmance) of the Warrant Agreement or the Warrants by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

The Holder of this Certificate, by its acceptance hereof, expressly agrees to be bound by the terms and provisions of the Unit Agreement, the Warrant Agreement and the Declaration.

Subject to certain exceptions, the provisions of the Unit Agreement may be amended with the consent of the Holders of a majority in number of the Units.

The Company, the Unit Agent and its Affiliates and any agent of the Company or the Unit Agent may treat the Holder in whose name this Certificate is registered as the owner of the Unit evidenced hereby for the purpose of receiving payments of distributions payable quarterly on the Preferred Securities and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Unit Agent nor any such agent shall be affected by notice to the contrary.

The Warrants shall not, prior to the exercise thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

A copy of the Unit Agreement, the Warrant Agreement, the Declaration and all exhibits to each such agreement is available for inspection upon written request and reasonable advance notice to the Unit Agent at an office of the Unit Agent.

This Unit shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	As tenants in common
UNIF GIFT MIN ACT-	Uniform Gifts to Minors Act
TEN ENT-	As tenants by the entireties
JT TEN-	As joint tenants with right of survivorship and not
as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificates on the books of [Name of Company] with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificates in every particular, without alteration or enlargement or any change whatsoever.
Signature Guarantee:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

This Global Certificate shall represent 5,500,000 Units unless otherwise indicated below.

The following increases or decreases in this Global Certificate have been made:

Date	Amount of decrease in Number of Units evidenced by the Global Certificate	Amount of increase in Number of Units evidenced by the Global Certificate	Number of Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized officer of Agent

ANNEX A

[FORM OF PREFERRED SECURITIES CERTIFICATE]

[To be inserted in Global Securities only:

THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF A WARRANT TO PURCHASE 1.4036 SHARES (SUBJECT TO ANTI-DILUTION ADJUSTMENTS) OF COMMON STOCK OF NEW YORK COMMUNITY BANCORP, INC. (THE “COMPANY”) AT THE EXERCISE PRICE SET FORTH IN THE WARRANT AGREEMENT, DATED AS OF NOVEMBER 4, 2002, BETWEEN THE COMPANY AND WILMINGTON TRUST COMPANY, AS WARRANT AGENT, AND A PREFERRED SECURITY OF NEW YORK COMMUNITY CAPITAL TRUST V (THE “TRUST”). THE WARRANTS AND THE PREFERRED SECURITIES MAY BE SEPARATED AND TRANSFERRED SEPARATELY, AND RE-ATTACHED, IN ACCORDANCE WITH THE PROVISIONS OF THE UNIT AGREEMENT, DATED AS OF NOVEMBER 4, 2002, AMONG THE COMPANY, THE TRUST AND WILMINGTON TRUST COMPANY, AS UNIT AGENT, WARRANT AGENT AND PROPERTY TRUSTEE (THE “UNIT AGREEMENT”).

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “CLEARING AGENCY”), OR A NOMINEE OF THE CLEARING AGENCY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY, ANOTHER NOMINEE OF THE CLEARING AGENCY OR A SUCCESSOR OF THE CLEARING AGENCY OR SUCH NOMINEE) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY, ANOTHER NOMINEE OF THE CLEARING AGENCY OR A SUCCESSOR OF SUCH CLEARING AGENCY OR SUCH A NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY OR ITS NOMINEE TO NEW YORK COMMUNITY CAPITAL TRUST V OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY OR ITS NOMINEE (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY OR ITS NOMINEE), AND EXCEPT AS OTHERWISE PROVIDED IN THE DECLARATION, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.:	CUSIP No.: 64944P 20 8

Number of Preferred Securities set forth on Schedule A hereto.

NEW YORK COMMUNITY CAPITAL TRUST V

PREFERRED SECURITIES CERTIFICATE

6.000% Preferred Securities

(stated liquidation amount $50.00 per Preferred Security)

New York Community Capital Trust V, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Preferred Securities (stated liquidation amount $50 per Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of November 4, 2002 (as the same may be amended from time to time in accordance with its terms) (the “Declaration”), among New York Community Bancorp, Inc., as Company, Messrs. Joseph R. Ficalora, Robert Wann and Thomas R. Cangemi, as Administrative Trustees, Wilmington Trust Company, as Property Trustee, and Wilmington Trust Company, as Delaware Trustee. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of November 4, 2002 (the “Guarantee Agreement”), between New York Community Bancorp, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, in respect of the Preferred Securities. The Company will provide a copy of the Declaration, the Guarantee Agreement and the Indenture (including any supplemental indenture thereto) to a Holder without charge upon written request to the Company at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration, the Indenture, Guarantee Agreement and the Debenture and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of undivided beneficial interests in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this • day of [             ], 2002.

NEW YORK COMMUNITY CAPITAL TRUST V

By:
Name:
Administrative Trustee

PROPERTY TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Preferred Securities referred to in the within-mentioned Declaration.

Dated: [             ] •, 2002

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Property Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints                  agent to transfer this Preferred Security Certificate on the books and records of the Trust. The agent may substitute another to act for him.

Date:

Signature:
(Sign exactly as your name appears on the Preferred Security Certificate)

Date:

Signature Guarantee*:

*	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule A

SCHEDULE OF INCREASES OR DECREASES IN

GLOBAL PREFERRED SECURITY(2)

This Global Preferred Security shall represent 0 (Zero) Preferred Securities unless otherwise indicated below.

The following increases or decreases in this Global Preferred Security have been made:

Date	Amount of decrease in Number of Preferred Securities evidenced by this Global Preferred Security	Amount of increase in Number of Preferred Securities evidenced by this Global Preferred Security	Number of Preferred Securities evidenced by this Global Preferred Security following such decrease or increase	Signature of authorized officer of Agent

ANNEX B

[FORM OF WARRANT CERTIFICATE]

[To be inserted in Global Warrants only:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF A WARRANT TO PURCHASE 1.4036 SHARES (SUBJECT TO ANTI-DILUTION ADJUSTMENTS) OF COMMON STOCK OF NEW YORK COMMUNITY BANCORP, INC. (THE “COMPANY”) AT THE EXERCISE PRICE SET FORTH IN THE BELOW-REFERENCED WARRANT AGREEMENT AND A PREFERRED SECURITY OF NEW YORK COMMUNITY CAPITAL TRUST V (THE “TRUST”). THE WARRANTS AND THE PREFERRED SECURITIES MAY BE SEPARATED AND TRANSFERRED SEPARATELY, AND RE-ATTACHED, IN ACCORDANCE WITH THE PROVISIONS OF THE UNIT AGREEMENT, DATED AS OF NOVEMBER 4, 2002, AMONG THE COMPANY, THE TRUST AND WILMINGTON TRUST COMPANY, AS UNIT AGENT, WARRANT AGENT AND PROPERTY TRUSTEE (THE “UNIT AGREEMENT”).

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR SUCH NOMINEE) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF SUCH DEPOSITARY OR SUCH A NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: [ ]	CUSIP No: 649445 11 1
Number of Warrants set forth on Schedule A hereto

WARRANTS TO PURCHASE COMMON STOCK

OF NEW YORK COMMUNITY BANCORP, INC.

THIS CERTIFIES THAT                 , or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from New York Community Bancorp, Inc., a Delaware corporation (the “Company”), 1.4036 shares (subject to certain adjustments as set forth in the Warrant Agreement) of common stock of the Company (the “Common Stock”) at the Exercise Price. This Warrant Certificate shall terminate and become void, and the related Warrants shall expire, as of 5:00 p.m., New York time, on the earlier of (i) May 7, 2051, subject to certain exceptions or (ii) the date the Warrants are redeemed by the Company pursuant to the terms of the Warrant Agreement, as described below (the “Expiration Date”), or upon the earlier exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of November 4, 2002 (the “Warrant Agreement”), between the Company and Wilmington Trust Company, as warrant agent (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement) and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request and reasonable advance notice to the Warrant Agent at its address for notices specified in the Warrant Agreement.

Subject to redemption as described below, the Holder of this Warrant Certificate shall have the right, prior to the Expiration Date, at such Holder’s option, to exercise the related Warrant and purchase the Exercise Amount (subject to certain adjustments set forth in the Warrant Agreement) of Common Stock at the Exercise Price; provided that the Exercise Conditions are met as of such date. If the Warrant evidenced by this Warrant Certificate is not exercised at or before 5:00 p.m., New York time, on its Expiration Date, such Warrant shall become void, and all rights of the Holder of this Warrant Certificate hereunder and under the Warrant Agreement shall cease. The Warrant or Warrants evidenced by this Warrant Certificate may be exercised by giving written notice to the Warrant Agent no later than 5:00 p.m., New York time, on the Business Day preceding the proposed date of exercise of such Warrants and completing the form of election to purchase set forth on the reverse hereof, and delivering the same, together with this Warrant Certificate (if this Warrant Certificate shall then be held in definitive form), to the Warrant Agent no later than 5:00 p.m., New York time, on the date of such exercise, together with a Cash Payment (unless, in accordance with the Warrant Agreement, a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

On the date of exercise of the Warrant or Warrants evidenced by this Warrant Certificate, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder hereof, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which this Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued.

Notwithstanding anything to the contrary in this Warrant Certificate or in the Warrant Agreement, (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Common Stock issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder’s Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price multiplied by the related fraction of Common Stock for such fractional shares, computed to the nearest whole cent.

If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

The “Exercise Conditions” require that, with respect to any Warrant on any date on which such Warrant is or is proposed to be exercised by the Holder thereof, (i) a registration statement covering the issuance and sale of Common Stock to Holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or such issuance and sale shall be exempt from the registration requirements of the Securities Act, (ii) the shares of Common Stock shall be registered, qualified or deemed to be exempt under the securities laws of the state of residence of such Holder and (ii) a then-current prospectus shall be available for delivery to exercising holders of the Warrants.

As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants is subject to an anti-dilution adjustment upon the happening of certain events. The Warrant Agreement also provides for certain adjustments and/or distributions in the event of certain events relating to a merger or combination of the Company, and similar events.

Subject to satisfaction of the Exercise Conditions and certain other conditions, the Company may elect to cause a remarketing of the Preferred Securities and a contemporaneous redemption of the Warrants on the Redemption Date, for cash, in an amount equal to the Warrant Value, in accordance with the Warrant Agreement and related agreements.

A Holder may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held pursuant to the Unit Agreement, and such Holder has opted out of participating in the Remarketing, by notice given to the Warrant Agent and the Unit Agent as provided in the Unit Agreement; or (B) such Warrant is not held pursuant to the Unit Agreement, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

If a Holder elects or is deemed to have elected to exercise a Warrant pursuant to the preceding paragraph, then such Holder must tender the Exercise Price for such Warrant as a Cash Payment, and must follow certain procedures set forth in the Warrant Agreement; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant will be deemed to have been paid by a Remarketing Payment, and the Remarketing Agent will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

Any Warrant so redeemed or exercised will, upon such redemption or exercise, cease to be outstanding.

If a Redemption cannot occur because of an inability, following the Company’s best efforts, to satisfy the Redemption Conditions, the Company will promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event will not constitute a default under the Warrant Agreement so long as the Company is not otherwise in violation thereof; and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.

The Company will, contemporaneously with the giving of notice of Remarketing pursuant to the Declaration, furnish notice of Redemption to the Warrant Agent, which will, within two (2) Business Days after receipt thereof, furnish notice of such Redemption to Holders of Definitive Warrants, and the Company will request, not later than three nor more than 18 business days prior to the Remarketing Date, that the Depositary notify its participants holding Warrants of the Remarketing.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Common Stock.

This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants, in accordance with the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Neither this Warrant Certificate, nor the Warrant evidenced hereby, entitles the Holder hereof to any of the rights of a shareholder of the Company.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

The internal laws of the State of New York shall govern and be used to construe this Warrant without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

NEW YORK COMMUNITY BANCORP, INC.

By:
Name:
Title:

DATED:

Certificate of Authentication

This Warrant Certificate is one of the Warrant Certificates issued pursuant to the Warrant Agreement described herein.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Warrant Agent

By:
Authorized Signatory

[REVERSE OF WARRANT CERTIFICATE]

FORM OF ELECTION TO PURCHASE COMMON STOCK

(to be executed only upon exercise of Warrants)

NEW YORK COMMUNITY BANCORP, INC.

The undersigned hereby irrevocably elects to exercise              Warrants at an Exercise Price of $      per Warrant to acquire the Exercise Amount (as determined pursuant to the Warrant Agreement) per Warrant of Common Stock of New York Community Bancorp, Inc. on the terms and conditions specified within this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein and directs that the shares of Common Stock deliverable upon such exercise be registered or placed in the name and at the address specified below and delivered thereto.

The signature below must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Dated:

Signature of Holder

Street Address

(City) (State) (Zip Code)

Signature Guaranteed by:

(Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities Exchange Commission Rule 17Ad-5)

Common Stock to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

[To Be Attached To Global Certificates]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

This Global Certificate shall represent                  Warrants unless otherwise indicated below.

The following increases or decreases in this Global Certificate have been made:

Date	Amount of decrease in Number of Warrants evidenced by the Global Certificate	Amount of increase in Number of Warrants evidenced by the Global Certificate	Number of Warrants evidenced by the Global Certificate following such decrease or increase	Signature of authorized officer of Agent

EXHIBIT B

INSTRUCTION TO DISREGARD REMARKETING

Wilmington Trust Company, as Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Re:	Bifurcated Option Note Unit SecuritiESSM (BONUSESSM) (“Units”) of New York Community Bancorp, Inc. and New York Community Capital Trust V

The undersigned Holder hereby advises you that it has elected NOT to participate in the Remarketing set forth below with respect to the corresponding number of Preferred Securities that are a component of Units of which the undersigned is the beneficial owner:

Remarketing Settlement

Date:

Number of Preferred Securities NOT to Remarket:

The notification to the Remarketing Agent to be sent by you on the Business Day immediately preceding the above Remarketing Date shall NOT include the aggregate number of Preferred Securities set forth above. Unless otherwise defined herein, terms defined in the Unit Agreement dated November 4, 2002 with New York Community Bancorp, Inc. and New York Community Capital Trust V are used herein as defined therein. This notice is being delivered pursuant to Section 5.1 of the Unit Agreement relating to the Units.

Date:

Signature
Signature Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any
Address

B-1

EXHIBIT C

NOTICE OF ELECTING REMARKETING HOLDER

Wilmington Trust Company, as Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

SALOMON SMITH BARNEY INC.

[Address]

Attention:

Re:	Bifurcated Option Note Unit SecuritiESSM (BONUSESSM) (“Units”) of New York Community Bancorp, Inc. and New York Community Capital Trust V

Reference is made to New York Community Bancorp, Inc.’s notice of Redemption dated •, 20     notifying Holders of the Units of the redemption of the Warrants on • , 20     . This notice constitutes an election by the undersigned NOT to redeem the Warrants identified below. The undersigned hereby advises you of its election to exercise the following number of Warrants which constitute component parts of Units beneficially owned by the undersigned:

Number of Warrants to Be Exercised:

Unless otherwise defined herein, terms defined in the Unit Agreement dated November 4, 2002 with New York Community Bancorp, Inc. and New York Community Capital Trust V are used herein as defined therein. This notice is being delivered pursuant to Section 5.1 of the Unit Agreement.

Date:
Signature

Signature Guarantee:
Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

C-1

EXHIBIT D

NOTICE OF CHANGE OF CONTROL REDEMPTION ELECTION

Wilmington Trust Company, as Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Re:	Bifurcated Option Note Unit SecuritiESSM (BONUSESSM) (“Units”) of New York Community Bancorp, Inc. and New York Community Capital Trust V

Reference is made to New York Community Bancorp, Inc.’s notice of a Change of Control dated •, 20     . The undersigned hereby advises you of its election to have the following number of Warrants which constitute component parts of Units beneficially owned by the undersigned redeemed as aforesaid:

Number of Warrants to Be Redeemed:

Unless otherwise defined herein, terms defined in the Unit Agreement dated November 4, 2002 with New York Community Bancorp, Inc. and New York Community Capital Trust V are used herein as defined therein. This notice is being delivered pursuant to Section 5.3 of the Unit Agreement.

Date:

Signature

Signature Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

D-1

EXHIBIT E

NOTICE OF CHANGE OF CONTROL EXCHANGE AND REPURCHASE

Wilmington Trust Company, as Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Re:	Bifurcated Option Note Unit UnitsSM (BONUSESSM ) (“Units”) of New York Community Bancorp, Inc. and New York Community Capital Trust V

Reference is made to New York Community Bancorp, Inc.’s notice of a Change of Control dated •, 20     . The undersigned Holder hereby advises you that it has elected (i) to have the number of Preferred Securities set forth below exchanged for an equivalent Accreted Value of Debentures and (ii) to have such Debentures repurchased by New York Community Bancorp, Inc., or its successor, as provided in the Unit Agreement, the Declaration and the Indenture:

Number of Preferred Securities to Exchange:

Number of Debentures to Repurchase:

Unless otherwise defined herein, terms defined in the Unit Agreement dated November 4, 2002 with New York Community Bancorp, Inc. and New York Community Capital Trust V (the “Unit Agreement’) are used herein as defined therein. This notice is being delivered pursuant to Section 5.3 of the Unit Agreement.

Date:

Signature

Signature Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

E-1